                                                                   EXHIBIT 10.40


              FIRST AMENDMENT TO EXTENSION AND SECURITY AGREEMENT
              ---------------------------------------------------

     This FIRST AMENDMENT TO EXTENSION AND SECURITY AGREEMENT (this "Agreement") is entered into as of February 1, 2000 by and between SHOWSCAN ENTERTAINMENT INC., a corporation existing under the laws of the State of Delaware (the "Company") and BANCA DEL GOTTARDO, a corporation duly organized with limited liability and existing under the laws of Switzerland, both in its individual capacity and in its capacity as representative for the Noteholders (as defined below) ("Banca del Gottardo").

                                    RECITALS
                                    --------

     A. The Company and Banca del Gottardo are parties to that certain Note Purchase, Paying and Conversion Agency Agreement, entered into effective as of August 14, 1995, between the Company and Banca del Gottardo, as amended by that certain Extension and Security Agreement, dated as of September 1, 1999, by and between the Company and Banca del Gottardo (the "Extension Agreement"), (as amended to date and as further amended by this Agreement, the "Note Purchase Agreement"). Capitalized terms used herein without definition shall have the meanings provided in the Note Purchase Agreement.

     B. The current outstanding principal amount of the Notes is Five Million, Six Hundred Ninety Thousand Dollars ($5,690,000).

     C. The Noteholders have agreed, pursuant to the terms of this Agreement, to extend the maturity date of the Notes to June 30, 2000.

                                   AGREEMENT
                                   ---------

     NOW THEREFORE, in consideration of the premises and the mutual agreements and covenants hereinafter contained, the parties hereto agree as follows:

     1. The Company and Banca del Gottardo hereby agree that the date for repayment of the principal amount of the Notes shall be extended from March 1, 2000 to June 30, 2000, with interest to continue to accrue on the Notes at the rate provided in the Notes until June 30, 2000.

     2. Each other reference in the Extension Agreement to "March 1, 2000" shall be amended and replaced with the date "June 30, 2000."

     3. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     4.   The terms of this Agreement shall be governed by Swiss law.

     5. Except as specifically modified hereby, the provisions of the Note Purchase Agreement, the Pledge Agreement and the Extension Agreement shall remain in full force and effect.

          IN WITNESS WHEREOF, the parties have executed this First Amendment to Extension and Security Agreement as of the day and year first written above.

                                    SHOWSCAN ENTERTAINMENT INC.


                                    By: /s/ [ILLEGIBLE]^^
                                        -------------------------
                                        Name:  [ILLEGIBLE]^^
                                        Title: President & CEO

                                    BANCA DEL GOTTARDO, in its individual
                                    capacity and as representative of the
                                    Noteholders

                                    By: /s/ Fabio Testori
                                        -------------------------
                                        Name:  Fabio Testori
                                        Title: Member of the Executive Board


                                    By: /s/ Hans Gugolz
                                        -------------------------
                                        Name:  Hans Gugolz
                                        Title: Member of Management